   As filed with the Securities and Exchange Commission on ____________, 1999
                                                   Registration No. 333-________
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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                             ----------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            HUDSON HOTELS CORPORATION
             (Exact name of Registrant as specified in its charter)


           NEW YORK                                    16-1312167
(State or other jurisdiction of           (IRS Employer Identification Number)
incorporation or organization)

                  300 BAUSCH & LOMB PLACE, ROCHESTER, NY 14604
                                 (716) 454-3400
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive office)

                            HUDSON HOTELS CORPORATION
                           RETIREMENT AND SAVINGS PLAN
                              (Full title of plan)


                           E. ANTHONY WILSON, CHAIRMAN
                            HUDSON HOTELS CORPORATION
                             300 BAUSCH & LOMB PLACE
                               ROCHESTER, NY 14604
                            TELEPHONE: (716) 454-3400
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                    Copy to:

                             ALAN S. LOCKWOOD, ESQ.
                BOYLAN, BROWN, CODE, FOWLER, VIGDOR & WILSON, LLP
                                2400 CHASE SQUARE
                               ROCHESTER, NY 14604


                               Page 1 of 9 Pages
                            Exhibit Index at Page 9

                         CALCULATION OF REGISTRATION FEE

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

                                        Proposed             Proposed
                                        Maximum              Maximum
Title of                                Offering             Aggregate
Securities to     Amount to be          Price Per            Offering            Amount of
Be Registered     Registered  (1)       Share   (2)          Price (2)           Registration Fee
-------------     ---------------       -------------        --------------      ----------------
Common Shares,    31,740 shares            $1.125               $35,707.50         $9.93
$.001 par value

------------------------------------------------------------------------------

         (1) These shares represent the Company's contribution to the Retirement and Savings Plan (the "Plan") to match 25% of its employees' contributions. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement covers an indeterminate number of shares to be offered or sold pursuant to the Plan described herein.


         (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933 and based upon the average of the high and low sales prices of the Registrant's Common Shares as reported on the Nasdaq National Market on July 20, 1999.

                                     PART II


         ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by Hudson Hotels Corporation (the "Registrant") are incorporated by reference in this Registration Statement:

                  (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

                  (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

                  (c) The description of the Registrant's Common Shares contained in the Registrant's Registration Statement on Form S-18 filed by the Registrant with the Securities and Exchange Commission on January 27, 1989, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereafter referred to as "Incorporated Documents").

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         ITEM 4.           DESCRIPTION OF SECURITIES.

         Inapplicable. The class of securities to be offered is registered under
Section 12 of the Exchange Act.

         ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Legal matters in connection with the Common Shares issuable under the Plan will be passed upon by Messrs. Boylan, Brown, Code, Fowler, Vigdor & Wilson, LLP, 2400 Chase Square, Rochester, NY 14604. Alan S. Lockwood, a partner of this firm, is a

Director and Secretary of the Registrant. He owns and has options to purchase Common Shares of the Registrant. He is not eligible to participate in the Plan.


         ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS


         The Restated Certificate of Incorporation of the Registrant (the "Restated Certificate"), provides in relevant part that


                  To the fullest extent now or hereafter provided for or permitted by law, directors shall not be liable to the Corporation or to its shareholders for damages for any breach of duty in their capacity as directors.


         Sections 721 through 726 of the Business Corporation Law of the State of New York (the "BCL") provide the statutory basis for the indemnification by a corporation of its officers and directors when such officers and directors have acted in good faith, for a purpose reasonably believed to be in the best interests of the corporation, and subject to specified limitations set forth in the BCL.


         The BCL was also amended in 1986 to allow corporations to provide for indemnification of corporate directors and officers on a broader basis than had previously been permissible. Pursuant to this statutory authority, and as authorized by Article V of the Registrant's By-Laws, directors and officers of the Registrant, and certain Registrant employees, have been availed of the broadest scope of permissible indemnification coverage consistent with the BCL changes.


         Article V of the Registrant's By-Laws provide as follows:


                  5.1 INDEMNIFICATION. The Corporation shall indemnify (a) any person made or threatened to be made a party to any action or proceeding by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation and (b) any director or officer of the Corporation who served any other company in any capacity at the request of the Corporation, in the manner and to the maximum extent permitted by the Business Corporation Law of New York, as amended from time to time; and the Corporation may, in the discretion of the Board of Directors, indemnify all other corporate personnel to the extent permitted by law.


                  5.2 AUTHORIZATION. The provisions for indemnification set forth in Section 5.1 hereof shall not be deemed to be exclusive. The Corporation is hereby authorized to further indemnify its directors or officers in the manner and to the extent set forth in (i) a resolution of the shareholders,(ii) a resolution of the directors, or (iii) an agreement providing for such indemnification, so long as such indemnification shall not be expressly prohibited by the provisions of the Business Corporation Law of New York.



         ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Inapplicable.

         ITEM 8.           EXHIBITS.

         See Exhibit Index.

         ITEM 9.           UNDERTAKINGS.

                  (a)      RULE 415 OFFERING

                           The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or
sales are being made, a post-effective amendment to this Registration Statement:

                                    (i) To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                                    (ii) To reflect in the prospectus any facts
or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                                    (iii) To include any material information
with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                           (2) That, for the purpose of determining any
liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



                  (b) INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY
REFERENCE

                           The undersigned Registrant hereby undertakes that,
for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933

                           Insofar as indemnification by the Registrant for
liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and had duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Rochester, State of New York on July 23, 1999.

                             Hudson Hotels Corporation


                             By: /s/ E. Anthony Wilson
                                ------------------------------------------
                                   E. Anthony Wilson
                                      Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints each of E. Anthony Wilson and John M. Sabin, acting alone or together, as such person's true and lawful attorney-in-fact and agent with full powers of substitution and revocation, for such person and in such person's name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on July 23, 1999.


                           Signature                                  Title
                           ---------                                  -----
                  /s/ E. Anthony Wilson
                  ----------------------------------          Director, Chairman and
                  E. Anthony Wilson                           Chief Executive Officer (Principal
                                                              Executive Officer)

                  /s/ John M. Sabin
                  ----------------------------------          Chief Financial Officer and
                  John M. Sabin                               Executive Vice President (Principal
                                                              Financial Officer)




                  /s/ Taras M. Kolcio
                  ----------------------------------          Chief Accounting Officer and
                  Taras M. Kolcio                             Vice President (Principal Accounting
                                                              Officer)
                  /s/ Ralph L. Peek
                  ----------------------------------          Vice President, Treasurer
                  Ralph L. Peek                               and Director

                  /s/ Michael T. George
                  ----------------------------------          President, Chief Operating Officer
                  Michael T. George                           and Director

                  /s/ Richard C. Fox
                  ----------------------------------          Director
                  Richard C. Fox

                  /s/ Alan S. Lockwood
                  ----------------------------------          Director
                  Alan S. Lockwood



                                  EXHIBIT INDEX


         Exhibit
         Number             Description                                   Location
         ------             -----------                                   --------
         4.1                Hudson Hotels Corporation                         *
                            Retirement and Savings Plan and
                            Adoption Agreement

         5.1                Opinion and consent of Boylan,                    *
                            Brown, Code, Fowler, Vigdor &
                            Wilson, LLP, counsel for the
                            Registrant as to the legality of
                            the Common Shares being registered

         23.1               Consent of Bonadio & Co., LLP,                    *
                            Independent Public Accountants

         23.2               Consent of PricewaterhouseCoopers, LLP,           *
                            Independent Public Accountants

         23.3               Consent of Boylan, Brown, Code,           Included in Exhibit
                            Fowler, Vigdor & Wilson, LLP              5.1 to this Registra-
                                                                      tion Statement





         * Included as part of the electronic submission of this Registration Statement.






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